UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     December 20, 2011

INTERSIL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Murphy Ranch Road Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(408) 432-8888

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2011, Intersil Corporation (the “Company”) and David B. Bell, the Company’s President and Chief Executive Officer, entered into an amendment (the “Amendment Agreement”) to the employment agreement between the Company and Mr. Bell, dated as of May 4, 2010 (the “2010 Employment Agreement”).

Pursuant to the Amendment Agreement, the provision in the 2010 Employment Agreement for automatic extension of the 2010 Employment Agreement for successive one-year periods beginning in 2013 has been removed and terms referring to such automatic extension provision have been amended to remove such reference.

In addition, the provision in the 2010 Employment Agreement requiring Mr. Bell to repay to the Company any incentive compensation received or earned by him to the extent such incentive compensation would not have been received or earned by him but for his fraudulent actions that resulted in a restatement of financial results has been removed and replaced with a provision requiring Mr. Bell’s compliance with the Company’s Incentive-Based Compensation Clawback Policy (as amended from time to time) adopted by the Company on November 1, 2011 (the “Clawback Policy”). Pursuant to the Clawback Policy, in the event that the Company is required to restate its financial results due to the material noncompliance with financial reporting requirements under the securities laws or as a result of fraud or misconduct by an executive officer, the Company will, in accordance with Section 10D of the Exchange Act, recover on behalf of the Company from any executive officer who received incentive-based compensation during the three-year period preceding the date on which the Company is required to prepare a restatement, the excess incentive compensation paid to the officer as a result of the restatement. The Clawback Policy further requires that, as a condition to the grant to an executive officer of an award of incentive-based compensation, such executive officer must agree in writing to be bound by the terms of the Clawback Policy (as it may be in effect from time to time). Mr. Bell has previously acknowledged and agreed to the terms of the Clawback Policy in writing.

A copy of the Amendment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Amendment Agreement is qualified in its entirety by reference to the full text of the agreement.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment to Employment Agreement between Intersil Corporation and David B. Bell dated as of December 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

Date:	December 21, 2011	By:	/s/ Thomas C. Tokos
		Name:	Thomas C. Tokos
		Title:	Sr. Vice President, General Counsel and Secretary